Exhibit 4.4

GOLF TRUST OF AMERICA, INC.

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RESOLUTIONS OF THE BOARD OF DIRECTORS

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March 9, 2009

At a duly called meeting held on the date first written above the Board of Directors (the “Board”) of Golf Trust of America, Inc., a Maryland corporation (the “Company”), adopted the following resolutions effective as of the date set forth above:

AUTHORIZATION OF ODYSSEY CERTIFICATION

WHEREAS, on August 24, 1999, the Company and ChaseMellon Shareholder Services, L.L.C., as rights agent, entered into a Shareholder Rights Agreement (the “Rights Agreement”) pursuant to which holders of record of the Company’s common stock, par value $0.01 (the “Common Stock”), as of September 6, 1999, received a dividend distribution of one right (a “Right”) per outstanding share of the Common Stock;

WHEREAS, the Rights Agreement set forth the terms of the Rights and the conditions pursuant to which the Rights may be exercised, including, without limitation, upon a stockholder of the Company (an “Acquiring Person”) becoming the beneficial owner of 15% or more of the outstanding Common Stock;

WHEREAS, when exercisable, each Right entitles the holder of such Right (other than an Acquiring Person) to purchase shares of Common Stock at a discount to market price;

WHEREAS, the Rights Agreement provides that a person that becomes the beneficial owner of 15% or more of the Common Stock and that otherwise would be an Acquiring Person in not an Acquiring Person if (a) such person beneficially owns less than 20% of the outstanding Common Stock, (b) such person’s Schedule 13D filing does not state any intention to or reserve the right to control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 of Schedule 13D, (c) within 10 business days of being requested by the Company such person certifies to the Company that it acquired more than 14.9% of the outstanding Common Stock inadvertently or without knowledge of the terms of the Rights, and (d) such person, together with its affiliates and associates, thereafter does not acquire additional shares of the Common Stock while the beneficial owner of 15% or more of the shares of the outstanding Common Stock;

WHEREAS, Odyssey Value Advisors, LLC, a California limited liability company (“Odyssey”), became the beneficial owner of 16.5% of the outstanding Common Stock on May 30, 2008;

WHEREAS, in accordance with the terms of the Rights Agreement, the Company requested, and Odyssey delivered, a certification dated February 23, 2009, attached hereto as Exhibit A (the “Certification”), that (a) Odyssey beneficially owns less than 20% of the outstanding Common Stock, (b) Odyssey has no intention to and does not reserve the right to control or influence the management or policies of the Company and Odyssey’s Schedule 13D filing does not express any intent to or reserve any right to engage in any of the actions specified in Item 4 of Schedule 13D, (c) Odyssey acquired shares of the Common Stock in excess of 14.9% of the outstanding Common Stock inadvertently or without the knowledge of the terms of the Rights, and (d) Odyssey, together with its affiliates and associates, including William G. Vlahos, the general partner of Odyssey and a member of the Board (“Vlahos”), will not acquire beneficial ownership of any additional shares of the Common Stock, including through the vesting and/or exercise of stock options, unless and until such acquisition would not cause Odyssey to become an Acquiring Person pursuant to the terms of the Rights Agreement, as the same may be amended from time to time;

WHEREAS, the Board is aware of and has been fully informed regarding Mr. Vlahos’s interest in Odyssey and the resolutions contemplated hereby and Mr. Vlahos has recused himself from the discussion regarding the resolutions contemplated hereby; and

WHEREAS, the Board has reviewed Odyssey’s Schedule 13D filing dated January 27, 2009, attached hereto as Exhibit B, and the Certification, finds that they comply with the requirements of the Rights Agreement, and deems it advisable, and in the best interests of the Company, to accept the Certification.

NOW, THEREFORE, BE IT RESOLVED, that Certification, in the form attached hereto as Exhibit A, is hereby approved, accepted and confirmed;

RESOLVED FURTHER, that Odyssey falls within a valid exception to the definition of Acquiring Person pursuant to Section 1(a)(v) of the Rights Agreement and, therefore, no “Distribution Date” or “Triggering Event” (as such terms are defined in the Rights Agreement) has occurred under the Rights Agreement;

RESOLVED FURTHER, that the proper officers of the Company are, and each of them hereby is, authorized and empowered to take such actions and execute such documents as may be necessary or advisable to carry out the purposes of the foregoing resolutions.

AMENDMENT TO VLAHOS’S STOCK OPTIONS

WHEREAS, on January 23, 2008, the Board granted Vlahos, in consideration of his service as a member of the Board, 40,000 options to acquire Common Stock (the “Vlahos Options”) at an exercise price of $1.82 per share;

WHEREAS, the Vlahos Options are scheduled to vest ratably over a three year period beginning on the grant date;

WHEREAS, the vesting and/or exercise of any of the Vlahos Options could cause Odyssey to be an Acquiring Person under the Rights Agreement;

WHEREAS, Vlahos has agreed to defer the vesting and not to exercise any of the Vlahos Options until such time as the vesting and/or exercise thereof would not cause Odyssey to be an Acquiring Person under the Rights Agreement.

NOW, THEREFORE, BE IT RESOLVED, that the vesting schedule of the Vlahos Options is hereby amended so that the Vlahos Options will vest upon the later to occur of (a) the date on which such vesting would not cause Odyssey to become an Acquiring Person under the Rights Agreement, and (b) the date on which such options would have vested in accordance with the original vesting schedule;

RESOLVED FURTHER, that in the event the vesting and/or exercise of the Vlahos Options, or any portion thereof, would not cause Odyssey to be an Acquiring Person under the Rights Agreement whether due to the redemption of the Rights, the termination or expiration of the Rights Agreement, the divestiture of Common Stock by Odyssey and/or Vlahos, or otherwise, then the Vlahos Options, or such portion thereof as would not cause Odyssey to be an Acquiring Person under the Rights Agreement, shall immediately vest to the extent that such options would have vested under the original vesting schedule; and

RESOLVED FURTHER, that the proper officers of the Company are, and each of them hereby is, authorized and empowered to take such actions and execute such documents as may be necessary or advisable to carry out the purposes of the foregoing resolutions

OMNIBUS RESOLUTIONS

RESOLVED, that the proper officers of the Company are, and each of them hereby is, authorized (a) to prepare, execute, deliver and perform, as the case may be, such agreements, amendments, applications, approvals, certificates, communications, consents, demands, directions, documents, further assurances, instruments, notices, orders, requests, resolutions, supplements or undertakings, (b) to pay or cause to be paid on behalf of the Company any related costs and expenses, and (c) to take such other actions, in the name and on behalf of the Company, as each such officer, in his discretion, shall deem necessary or advisable to carry out the intent and purposes of the foregoing resolutions, the preparation, execution, delivery and performance of any such agreements, amendments, applications, approvals, certificates, communications, consents, demands, directions, documents, further assurances, instruments, notices, orders, requests, resolutions, supplements or undertakings, the payment of any such costs or expenses and the performance of any such other acts shall be conclusive evidence of the approval of the Board thereof and all matters relating thereto.

RESOLVED FURTHER, that all actions heretofore taken by the officers and directors of the Company with respect to matters contemplated by the foregoing resolutions are hereby approved, adopted, ratified and confirmed.

*  *  *  *  *

Exhibit A

CERTIFICATE

February 23, 2009

Each of William G. Vlahos and Odyssey Value Advisors, LLC (“Odyssey”) hereby certify the following to Golf Trust of America, Inc. (the “Company”):

(a)

On February 4, 2009, Odyssey amended its Schedule 13D with the Securities and Exchange Commission answering “NO” to each of the questions listed under Item 4 including all beneficial shares.

(b)

Odyssey beneficially owns less than 20% of the Company’s outstanding common stock.

(c)

Odyssey has no intention to and does not reserve the right to control or influence the management or policies of the Company, and Odyssey’s Schedule 13D filing does not express any intent to or reserve any right to engage in any of the actions specified in Item 4 of Schedule 13D.

(d)

Odyssey acquired shares of the Company’s common stock in excess of 14.9% of the Company’s outstanding common stock inadvertently or without the knowledge of the terms of the rights granted pursuant to that certain Shareholder Rights Agreement entered into by the Golf Trust of America, Inc. and ChaseMellon Shareholder Services, L.L.C. on August 24, 1999 (the “Rights Agreement”).

(e)

Neither Odyssey, William G. Vlahos, or any of their affiliates and associates, will acquire beneficial ownership of any additional shares of the Company’s common stock unless and until such acquisition would not cause Odyssey to become an Acquiring Person pursuant to the terms of the Rights Agreement, as the same may be amended from time to time.  Furthermore, Odyssey and William G. Vlahos hereby agree to any amendments to the terms of any previously issued stock options that the Company determines are necessary to ensure that neither Odyssey, William G. Vlahos, or any of their affiliates and associates, beneficially acquire any additional shares of the Company’s common stock whether through the vesting of options, the exercise of options, or otherwise.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this certification as of the date first set forth above.

ODYSSEY VALUE ADVISORS, LLC

By:	/s/ William Vlahos
Name:	William Vlahos
Title:	Managing Partner

/s/ WILLIAM VLAHOS
William G. Vlahos

Exhibit B

United States
Securities and Exchange Commission
Washington, D.C. 20549

Schedule 13D

Under the Securities Exchange Act of 1934
(Amendment No. 5 )*

OMB Number 3235-0145

Golf Trust Of America

(Name of Issuer)

Common stock

(Title of Class of Securities)

38168B103

(CUSIP Number)

Mark Didovic
Odyssey Value Advisors, LLC
601 Montgomery Street
San Francisco,  CA  94111
415-982-2123

(Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications)

January 27, 2009

(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of §§240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box.

Note: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See §240.13d-7 for other parties to whom copies are to be sent.

* The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

CUSIP No.

1.	Names of Reporting Persons.
I.R.S. Identification Nos. of above persons (entities only).

Odyssey Value Advisors, LLC
56-2058405

2.	Check the Appropriate Box if a Member of a Group (See Instructions)

1.
2.

3.	SEC Use Only

4.	Source of Funds (See Instructions)
SC

5.	Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)

6.	Citizenship or Place of Organization
USA

Number of
Shares
Beneficially
Owned by Each
Reporting
Person With:

7.	Sole Voting Power
1,206,515

8.	Shared Voting Power

9.	Sole Dispositive Power
1,206,515

10.	Shared Dispositive Power

11.	Aggregate Amount Beneficially Owned by Each Reporting Person
1,206,515

12.	Check if the Aggregate Amount in Row 11 Excludes Certain Shares (See Instructions)

13.	Percent of Class Represented by Amount in Row 11
16.5%

14.	Type of Reporting Person (See Instructions)
PN

Footnotes: Odyssey Value Partners, LP owns 731,715 shares and Bill Vlahos owns 474,800 shares (excluding options)

Item 1. Security and Issuer

Golf Trust of America, INC
10 North Adger's Wharf
Charleston, SC 29401

Item 2. Identity and Background

1.	Name

William Vlahos, General Partner

Odyssey Value Advisors, LLC

2.	Residence or Business Address

601 Montgomery Street, Suite 1112
San Francisco, CA 94111

3.	Present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted:

See above

4.

Whether or not, during the last five years, such person has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) and, if so, give the dates, nature of conviction, name and location of court, and penalty imposed, or other disposition of the case:

No

5.

Whether or not, during the last five years, such person was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws; and, if so, identify and describe such proceedings and summarize the terms of such judgment, decree or final order:

No

6.	Citizenship

USA

Item 3. Source and Amount of Funds or Other Consideration

294,200 Shares of common stock were purchased by Bill Vlahos for the total of $456,010.

Item 4. Purpose of Transaction

1.	The acquisition by any person of additional securities of the issuer, or the disposition of securities of the issuer;

No. The reporting entity has no plans to acquire any further shares.

2.	An extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the issuer or any of its subsidiaries;

No

3.	A sale or transfer of a material amount of assets of the issuer or any of its subsidiaries;

No

4.	Any change in the present board of directors or management of the issuer, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board;

No

5.	Any material change in the present capitalization or dividend policy of the issuer;

No

6.

Any other material change in the issuer's business or corporate structure including but not limited to, if the issuer is a registered closed-end investment company, any plans or proposals to make any changes in its investment policy for which a vote is required by section 13 of the Investment Company Act of 1940;

No

7.	Changes in the issuer's charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the issuer by any person;

No

8.

Causing a class of securities of the issuer to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association;

No

9.	A class of equity securities of the issuer becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Act; or

No

10.	Any action similar to any of those enumerated above.
No

Item 5. Interest in Secuirities of the Issuer

1.

State the aggregate number and percentage of the class of securities identified pursuant to Item 1 (which may be based on the number of securities outstanding as contained in the most recently available filing with the Commission by the issuer unless the filing person has reason to believe such information is not current) beneficially owned (identifying those shares which there is a right to acquire) by each person named in Item 2. The above mentioned information should also be furnished with respect to persons who, together with any of the persons named in Item 2, comprise a group within the meaning of Section 13(d)(3) of the Act;

	The reporting entity owns 1,206,515 shares of common stock.

2.

For each person named in response to paragraph (a), indicate the number of shares as to which there is sole power to vote or to direct the vote, shared power to vote or to direct the vote, sole power to dispose or to direct the disposition, or shared power to dispose or to direct the disposition. Provide the applicable information required by Item 2 with respect to each person with whom the power to vote or to direct the vote or to dispose or direct the disposition is shared;

	1,206,515 voting shares.

3.

Describe any transactions in the class of securities reported on that were effected during the past sixty days or since the most recent filing of Schedule 13D (§240.13d-191), whichever is less, by the persons named in response to paragraph (a).

	Not applicable.

	Transaction Date	Shares or Units Purchased (Sold)	Price Per Share or Unit
	05-30-2008	294,200	$1.55

4.

If any other person is known to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such securities, a statement to that effect should be included in response to this item and, if such interest relates to more than five percent of the class, such person should be identified. A listing of the shareholders of an investment company registered under the Investment Company Act of 1940 or the beneficiaries of an employee benefit plan, pension fund or endowment fund is not required.

	Not applicable.

5.	If applicable, state the date on which the reporting person ceased to be the beneficial owner of more than five percent of the class of securities.

	Not applicable.

Item 6. Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer

None.

Item 7. Material to Be Filed as Exhibits

None.

Signature

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

January 27, 2009

Date

William Vlahos
/s/ William Vlahos

Signature

William Vlahos
Managing Partner

Name / Title

Footnotes:

Attention: Intentional misstatements or omissions of fact constitute Federal criminal violations (See 18 U.S.C. 1001)